FILENAME IS FV13054

INDIVIDUAL RETIREMENT ANNUITY (IRA) DISCLOSURE FORM PLAN
OPERATION AND RESTRICTIONS

Your Individual Retirement Annuity (referred to here as IRA) is issued in accordance with Section 408(b) of the Internal Revenue Code of 1986, as amended. Contributions (premium payments) are deductible from taxable earnings in accordance with Section 219 and 220 of the Code.

You may return your IRA plan to the AAL Variable Annuity Service Center, Post Office Box 419108, Kansas City, Missouri, 64141-6108, 1-800-778-1762, or one of
its representatives within 10 days after delivery if for any reason you are not satisfied. Upon such return, your IRA plan shall be void from the beginning, and AAL will refund all premiums paid.

Please read this information carefully. In addition to helping you understand your plan, it also meets federal requirements. It will help familiarize you with your plan's restrictions and enable you to preserve its unique tax advantages. Further information can be obtained from any district office of the Internal Revenue Service.

1. What is an IRA?

The IRA was created by federal action so that money can be set aside for retirement in an individual retirement plan. Contributions are tax deductible within the limits of the law. The increase of values within the plan remains tax sheltered until distribution.

2. Have AAL's IRA contracts been approved by the IRS?

Yes, AAL's IRA plans have been found acceptable by the Internal Revenue Service. The approval is only as to the forms of the contract and does not represent a determination of the merits of the IRA plan.

3. Who is eligible?

You are eligible if:

1) You are not an active participant in an employer-maintained retirement plan at any time during the plan year ending with or during your tax year, regardless of the amount of your adjusted gross income. If you are married and file a joint return, neither you nor your spouse is an active participant in an employer-maintained retirement plan.

OR

2) You are an active participant in an employer-maintained retirement plan at any time during the plan year ending with or during your tax year, and your adjusted gross income is not more than a "phaseout" level (applicable dollar amount), explained later.

OR

3) You are married and do not participate in an employer sponsored retirement plan, but your spouse does participate in an employer sponsored retirement plan, you are not considered an active participant merely because your spouse participates in a retirement plan. The maximum deductible IRA contribution for you (not an active participant) is permitted if you and your spouse have adjusted gross income not more than a phaseout level.

4. How do I know if I am an "active participant"?



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You are an "active  participant"  for a year if you are covered by a  retirement plan. You are covered by a "retirement plan" for a year if your employer or union has a retirement plan under which money is added to your account or you are eligible to earn retirement credits. For example, if you are covered under a profit sharing plan, certain government plans, a salary reduction arrangement (such as a tax sheltered annuity arrangement or a 401(k) plan), a simplified employee pension plan (SEP) or a plan which promises you a retirement benefit which is based upon the number of years of service you have with the employer, you are likely to be an active participant. Your Form W-2 for the year, starting with the 1987 tax year, should indicate your participation status.

If you are married but file a separate tax return, your spouse's active participation does not affect your ability to make deductible contributions.

5. What is Adjusted Gross Income?

For purposes of reducing the IRA deduction  limits,  your adjusted  gross income
(AGI) includes any taxable social security benefits and reflects the limitations on any passive activity losses. Also, AGI is not reduced by any foreign earned income exclusion or foreign housing exclusion, or by any deductible IRA contributions.

6. What is the "applicable dollar amount"?

Single filers who participate in their employer sponsored retirement plan with AGI under $30,000 and joint filers who both are active participants in their employer sponsored retirement plan with AGI under $50,000 are eligible to make fully deductible contributions to their IRA for the 1998 taxable year. The amount eligible to be contributed phases out for single filers with AGI between $30,000 and $40,000 and phases out for joint filers with AGI between $50,000 and $60,000. These AGI limits gradually increase over the next several years. Joint filers where one spouse particpates in an employer sponsored retirment plan and the other spouse does not participate, is subject to a separate AGI phase out range. The nonparticipating spouse can make fully deductible contributions to the IRA if combined AGI is below $150,000. When combined AGI is between $150,000 and $160,000, the amount eligible for contribution phases out. The AGI used for IRA deductions for active participants is calculated after taking into account social security benefits and losses or gains on passive investments. IRA contributions are not deducted when determining the relevant AGI.

7. How much can I contribute to an IRA?

If neither you nor your spouse is an active participant, you may make a contribution of up to the lesser of $2,000 (or $4,000 in the case of joint filers) or 100% of compensation and take a deduction for the entire amount contributed. If you are an active participant but have an AGI below a certain level, you may make a deductible contribution as under current law. However, if you are not an active participant in an employer sponsored retirement plan, but your spouse is, and your combined AGI is under the specified level, you are eligible to make a deductible contribution to an IRA. In any case, you may not contribute more than $2,000 ($4,000 for joint filers) to all of your IRAs combined.

8. Are there any administrative charges on my IRA contribution?

No. The contributions you make to your IRA plan are not reduced by any administrative charges or fees. Thus, your entire plan contribution is added to your IRA to earn interest.

9. Can my spouse establish a separate IRA?


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Yes. The maximum IRA  contribution  for married  couples filing jointly is up to
$2,000 for each spouse, as long as their combined earned income is at least that much.

10. Can I establish an IRA for my non-working spouse?

You may establish a Spousal IRA even if your spouse has earned some compensation during the year. Provided your spouse does not make a contribution to an IRA, you may set up a Spousal IRA consisting of an account for your spouse as well as an account for yourself. The maximum deductible amount for the spousal IRA is the lesser of $4,000 or the combined compensation of both spouses. This rule applies for spousal IRAs issued in 1997 and thereafter.

11. What happens to the spousal IRA after it has been maintained for several years and the non-working spouse goes to work and has their own earned income?

If you wish to continue contributions to the IRA plan, we will, upon request, change the status from spousal IRAs to regular IRAs. Each spouse may continue to make individual contributions as indicated in question 7 above.

Then, if one spouse should later terminate employment, the plan can revert back to the spousal limitations in the year after the spouse terminates employment.

12. Can a divorced spouse with no earned income have an IRA?

Yes, all taxable alimony will be considered earned income for IRA contributions. The divorced, non-working spouse can contribute and deduct 100% of alimony up to $2,000.

13. What is the effect of contributions to an IRA on Social Security taxes?

Social Security taxes apply to contributions made to an IRA. Therefore, it will not reduce Social Security taxes.

14. Can I establish my IRA after the end of my taxable year and still take a deduction for the prior year?

Yes. An IRA must be established and contributions made by your tax filing date, normally, April 15, to be deductible for the prior taxable year.

15. When must I make my contribution to have it deductible for tax purposes?

Contributions must be made by your tax filing deadline, normally April 15, to be
deductible  for  the  previous   year.  Tax  filing   extensions  do  not  allow
contributions to be made after your tax filing deadline.

16. Is the full amount of the eligible contribution tax deductible?

Yes.  The full amount contributed can be deducted for income tax purposes.

17. Must I tell AAL if I have another IRA?

Yes, adjustments will have to be made if the total contribution to this contract and all others exceeds the limitation for an individual or a spousal IRA. Contributions to a nondeductible IRA are included in the above limitations.

18. If my employer has or establishes a pension plan, must I tell AAL when I become covered by that plan?


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Yes.  IRA eligibility and contribution limitations are affected by participation in an employer sponsored pension plan.

19. Can I increase or decrease my contributions in future years?

Yes, as long as you don't exceed the limitations of your individual IRA or spousal IRA in any taxable year.

20. What if I contribute too much in a given year?

You will be subject to a 6% excise tax on excess amounts. The 6% excise tax is avoided if an amount equal to the excess (plus interest) is removed prior to your income tax filing deadline. The interest will be taxable to you for the year the contribution was made. Form 6535 "Change Contribution" is enclosed for this purpose.

21. How long can I continue making contributions to my plan?

You may continue to make regular contributions to your IRA up to, but not including, the calendar year in which you reach age 70 1/2, as long as you have earned income. Contributions cannot be made during or after the taxable year in which you reach 70 1/2. Any payments made after that year will be treated as excess contributions (see question 20).

22. Will the growth in my plan be taxed currently?

No. This is another tax advantage which enables you to accumulate money for your retirement. Of course, this growth (plus principal) will be taxed when distributed.

23. Can I withdraw funds from my IRA?

Yes. However, if you withdraw funds from your plan, the distribution will be taxable as ordinary income. If you are under age 59 1/2 you will have an additional 10% penalty tax assessed by the IRS unless one of the following exceptions occurs: -- death; -- disability; -- part of series of substantially equal periodic payments over your life expectancy or the joint life expectancy of you and your beneficiary; -- medical expenses in excess of 7.5% of AGI; -- health insurance expenses if unemployed more than 12 weeks; -- qualified higher education expenses; and -- first time home purchase ($10,000 lifetime limit).

If funds are withdrawn within seven years from the date your IRA is issued, AAL may levy a withdrawal charge.

24. What are qualified higher education expenses?

This is an exception to the 10% premature distribution penalty tax for amounts distributed to pay certain post-secondary education expenses such as tuition, fees, books, supplies, equipment, and even room and board in some cases.
Distributions under this exception can be made for yourself, children, grandchildren or your spouse. Amounts distributed will be subject to ordinary income taxation, but the 10% premature distribution penalty tax will not apply.

25. What is the first time homebuyer exception to the 10% premature distribution penalty tax?

The first time homebuyer exception allows a lifetime limit of $10,000 to be distributed from your IRA to use for the purchase of a home. Generally, you are a first time homebuyer if you had no present ownership in a home during the two year period prior to the purchase. A total lifetime limit of $10,000 can be distributed under this exception for yourself, children or grandchildren. Amounts distributed will be subject to ordinary income taxation, but the 10%% premature distribution penalty tax will not apply.

26. How will I be taxed if I am disabled, if I have medical expenses totaling over 7.5% of my gross income, and if I pay health insurance premiums for myself, my spouse, or my dependents and take the money before age 59 1/2?

The distribution is taxable as ordinary income as received and is not subject to the 10% penalty tax to the extent that you have medical expenses totaling over 7.5% of your gross income. This exception is only applicable to the extent other exceptions do not apply.

27. If I die before age 59 1/2, is there a tax penalty to my beneficiary?

No. The 10% excise tax does not apply and your beneficiary will have to begin receiving a distribution within five years after your death.
However, there are exceptions to the 5 year rule.

Under IRS regulations, the spouse (beneficiary) can convert the distribution to an IRA to defer taxation until normal distribution would occur for the spouse.

28. Can I pledge a part or all of my IRA as collateral for a loan?

No. This is considered a prohibited transaction. Part or all of your IRA will lose its tax deferred status and will be treated as having been distributed to you.

29. Can an IRA be transferred under a divorce decree?

Yes. This transfer is not taxable. The IRA plan shall then be owned by your former spouse.

30. Can the value of my AAL IRA plan be "rolled over" to another plan?

Yes. The surrender value of this IRA plan can be rolled over without incurring taxes to another IRA account or annuity in accordance with Internal Revenue Code
Section 408(d)(3).

31. When can I get the retirement benefits?

Retirement benefits may begin anytime between ages 59 1/2 and 70 1/2.

32. How will I be taxed if I receive my plan as a lump-sum between ages 59 1/2 and 70 1/2?

A lump-sum distribution is taxed as ordinary income. The special tax treatment rules available to other plans, such as five-year averaging, are not available for IRAs.

33. How will I be taxed if I apply my plan to an income starting between ages 59 1/2 and 70 1/2?

If you take your benefits in the form of a retirement income, all payments will be taxed as ordinary income as received. This spreads the tax on your plan over your lifetime. Normally this results in a lower overall tax. At retirement you probably will be in a lower tax bracket. Also, if you and your spouse are over 65, you may have additional tax reduction benefits.

Your income can also be spread over your lifetime or the life of you and a designated beneficiary under a life income option. Income can be received over a designated period of years, however, the period cannot extend beyond your life expectancy or that of you and your designated beneficiary.

34. What is the latest age I must begin to take benefits from my plan?

You must start receiving benefits by April 1st of the calendar year after the calendar year in which you turn age 70 1/2 or severe tax penalties will result. If the amount of money you begin receiving after age 70 1/2 does not satisfy the minimum distribution requirements, a 50% penalty tax may be imposed on the difference between what you received and the amount you were required to receive.

AAL can set up a payout that will automatically withdraw the required minimum amount needed to satisfy the IRS rules every year. In addition, several AAL settlement options satisfy this requirement. You may choose the payout best suited to your financial needs at that time.

35. Does my beneficiary receive the advantages of the federal estate tax exclusion?

No.  There is no federal estate tax exclusion for IRA death proceeds.

36. Will a death benefit payment made after I retire be considered for federal gift tax purposes?

No, a death benefit representing the value of unpaid income payments shall not be considered a transfer for federal gift tax purposes.

37. Must I furnish AAL with information to help with reporting requirements?

Yes. The government requires that AAL report certain activities. AAL will contact you periodically to get the information needed for this reporting to assure the qualified status of your plan.

38. What are my annual filing requirements?

In most instances your IRA contribution need only be indicated on IRS Form 1040 and filed with the Internal Revenue Service. No additional reporting forms are required unless you incurred a penalty tax during the year in which case IRS Form 5329 "Return for Individual Retirement Savings Arrangement" must be completed and attached to your Form 1040.

39. Will I receive any information from AAL each year summarizing my previous year IRA contributions?

Yes. After the end of your taxable year (usually in January) AAL will furnish you with the information needed to complete IRS Form 1040. In addition, AAL will furnish the IRS with information on your IRA contribution amounts.




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FILENAME IS FV13055

INDIVIDUAL RETIREMENT ANNUITY (IRA)
DISCLOSURE FORM PLAN OPERATION AND RESTRICTIONS
FOR SIMPLIFIED EMPLOYEE PENSION (SEP) PLANS

Your Simplified Employee Pension (SEP) plan is issued in accordance with Section 408(k) of the Internal Revenue Code of 1954 as amended. Your SEP is funded by an Individual Retirement Annuity (IRA) in accordance with Section 408(b) of the Internal Revenue Code of 1954 as amended. Contributions (premium payments) are excludable from taxable earnings in accordance with Section 219 of the Internal Revenue Code.

You may return your SEP plan to the AAL Variable Annuity Service Center, Post Office Box 419108, Kansas City, Missouri, 64141-6108, 1-800-778-1762, or one of
its representatives within 10 days after delivery if for any reason you are not satisfied. Upon return, your SEP plan shall be void from the beginning and the Association will refund all premiums paid.

Please read this information carefully. It will help you understand your plan, familiarize you with its restrictions and enable you to preserve its unique tax advantages. In addition, review Form IRS 5305-SEP used by your employer to establish your SEP. This form contains a detailed explanation of the provisions of an SEP. Further information can be obtained from any district office of the Internal Revenue Service.

1. What is an SEP?

An SEP is a retirement plan funded by either an Individual Retirement Annuity or Individual Retirement Account which accepts employer contributions up to $30,000 (see #5, "How much can be contributed to an SEP?"). Contributions to an SEP are not taxable until distribution. Furthermore, the growth in the plan is also tax-sheltered (as long as the values are left in the plan). All provisions relating to regular IRAs also apply to SEPs except for contribution limitations.

2. Have AAL's IRA contracts been approved by the IRS?

Yes, AAL's IRA plans which are used to fund SEPs have been found acceptable by the Internal Revenue Service. The approval is only as to the forms of the contract and does not represent a determination of the merits of the IRA plan.

3. Who can establish an SEP?

Any sole proprietor, partnership, or corporation may establish an SEP as long as the requirements indicated below are satisfied.

4. Which employees are eligible to participate?

Each employee who is at least age 21 and performed service for the employer in at least three of the five preceding calendar years. Your employer, however, may have more liberal eligibility requirements. Review your copy of the IRS Form 5305-SEP for specific eligibility requirements. Eligible employees who have less than $300.00 (as indexed per code Section 408(k)(2)(c)) in compensation during a calendar year are not required to have a contribution made on their behalf. In addition, employees covered by a collective bargaining agreement may be excluded from participation if their retirement benefits have been subject to good faith bargaining under this agreement. Finally, nonresident aliens may be excluded if they receive no income from their employer that is considered to be from sources within the United States.

5. How much can be contributed to an SEP?


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The amount  contributed  to your SEP must be  determined  by a definite  written allocation formula and can be an amount up to 15 percent of your compensation (excluding compensation higher than $150,000 as indexed per code Section 408(k)(3)(c)), not to exceed $30,000. Your employer has the right to not make any contributions to the SEP.

6. Are there any administrative charges or fees for an AAL SEP?

No. The contributions your employer makes to your SEP are not reduced by any administrative charges. Thus, the entire contribution is added to your plan's value to earn interest.

7. What is "earned income"?

Income (also known as compensation) is defined as wages or salaries for services performed. Income for a self-employed person includes amounts (earned income or net profit) received for service rendered. Amounts received as interest, earnings on investments, rent from property, etc.
cannot be included.

8. Are contributions to my SEP subject to Social Security taxes?

No. Employer contributions to your SEP are not subject to Social Security taxes if it is reasonable to believe that the employee will be entitled to deduct the payments under the IRA rules applicable to SEPs.

9. When must my employer make contributions to have it excludable for tax purposes?

Contributions must be made by your tax filing date (usually April 15) to be excluded for the previous taxable year.

10. Can my employer establish my SEP after the end of my taxable year and take a deduction for the prior year?

Yes. An SEP can be established until your tax filing date, which is normally April 15, and the contributions can be deducted for the prior taxable year.

11. How do I treat my employer's SEP contribution for my taxes?

The amount your employer contributes is excludable from your gross income, subject to certain limitations, including the lessor of $30,000 or 15% of compensation as mentioned in #5, and is not includable as taxable wages on your Form W-2.

12. What if I am covered by another tax-qualified plan with my employer?

Your employer may not adopt an SEP utilizing IRS Form 5305-SEP if the employer maintains another qualified retirement plan or has ever maintained a qualified defined benefit plan. However, if you work for several employers, you may be covered by a SEP of one employer and a pension or profit sharing plan of another employer.

Also, you may be covered by the SEPs of several different employers. Your combined annual deduction of SEP contributions will still be the lesser of $30,000 or 15 percent of your total compensation. If the combined SEP contributions exceed this deduction, the excess should be withdrawn.

13. Can my employer increase or decrease contributions in future years?

Yes, as long as your employer does not exceed the contribution limitations and the change in the contribution percent applies to all participants in the SEP. Thus, your employer must contribute the same percentage of


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compensation for all participants in the SEP.

14. What if my employer contributes too much in a given year?

Any contribution that is more than the yearly limitation may be withdrawn without penalty by the due date (plus extensions) for filing your tax return (normally April 15), but is includable in your gross income. Excess contributions left on the SEP after that time are subject to a 6% excise tax. Form 6535 "Change Contributions" form is enclosed for the purpose of withdrawing overcontributions.

15. How long can my employer continue making contributions to my plan?

Contributions can be made on your behalf as long as you continue performing services for your employer for which you are compensated.

16. Will the growth in my plan be taxed currently?

No. This is another tax advantage which enables you to accumulate money for your retirement. This growth (plus principal) will be taxed when distributed.

17. Can I pledge a part or all of my SEP as collateral for a loan?

No. If you do so, the entire cash value is treated as a distribution and is subject to income tax and possible premature distribution penalties.

18. Can the value of my AAL SEP be "rolled over" to another plan?

Yes, the cash value of your SEP plan can be rolled over without incurring taxes to another SEP or regular IRA if certain conditions are met.

19. Can I withdraw part of my SEP?

Yes. However, if you remove funds from your plan, the amount distributed will be taxable as ordinary income. If you are under age 59 1/2 you will have an additional 10% penalty tax assessed by the IRS unless one of the following exceptions occurs: -- death; -- disability; -- part of series of substantially equal periodic payments; -- medical expenses in excess of 7.5% of AGI; -- health insurance expenses for unemployed individuals; -- qualified higher education expenses; and -- first time homebuyer ($10,000 lifetime limit).

Also, if funds are withdrawn within seven years from the date your plan started, AAL may levy a withdrawal charge.

20. What are qualified higher education expenses?

This is an exception to the 10% premature distribution penalty tax for amounts distributed to pay certain post-secondary education expenses such as tuition, fees, books, supplies, equipment, and even room and board in some cases.
Distributions under this exception can be made for yourself, children, grandchildren or your spouse. Amounts distributed will be subject to ordinary income taxation, but the 10% premature distribution penalty tax will not apply.

21. What is the first time homebuyer exception to the 10% premature distribution penalty tax?

The first time homebuyer exception allows a lifetime limit of $10,000 to be distributed from your IRA to use for the purchase of a home. Generally, you are a first time homebuyer if you had no present ownership in a home during the two year period prior to the purchase. A total lifetime limit of $10,000 can be distributed under this exception for yourself, children or grandchildren. Amounts distributed will be subject to ordinary income taxation, but the 10%% premature distribution penalty tax will not apply.

22. How will I be taxed if I am disabled and take the money before age 59 1/2?

The distribution is taxable as ordinary income as received and is not subject to the 10 percent penalty tax. This only applies if medical opinion considers your disability to be to such an extent that you will not be able to earn an income because of physical or mental hardship which is expected to result in death or to be of indefinite length.

23. If I die before age 59 1/2, is there a tax penalty to my beneficiary?

No. The 10 percent excise tax does not apply to death benefits. The cash value of your account must be distributed to purchase an annuity for the benefit of your beneficiary within five years of your death. However, there are some exceptions to the 5 year rule. Also, your spouse may elect to roll over the cash value into an IRA for their own benefit in which case it would be subject to the same IRA rules.

24. When can I get the retirement benefits?

Retirement benefits can begin anytime between ages 59 1/2 and the end of the calendar year in which you attain age 70 1/2.

25. How will I be taxed if I receive my plan as a lump-sum between ages 59 1/2 and 70 1/2?

A lump-sum distribution is taxed as ordinary income. The special tax treatment rules of capital gains and five-year averaging available to other plans are not available for your SEP plan.

26. How will I be taxed if I use the cash value of my plan to begin an income starting between ages 59 1/2 and 70 1/2?

If you take your benefits in the form of a retirement income, all payments will be taxed as ordinary income as received. This spreads the tax on your plan over your lifetime. Normally this results in a lower overall tax because at retirement you will probably be in a lower tax bracket.

Your income can be spread over your lifetime under a single life income, or the life of you and a designated beneficiary under a joint life income. In addition, your income can be received over a designated period of years. However, the period cannot extend beyond your life expectancy or that of you and your designated beneficiary.

27. What is the latest age I must begin to take benefits from my plan?

You must start receiving benefits by April 1st of the calendar year after the calendar year in which you attain age 70 1/2 or severe tax penalties will result. If the amount of money you begin receiving after age 70 1/2 is not as great as required by law, a 50 percent penalty may be imposed on the difference between what you received and the amount you should have received.

28. Does my beneficiary receive the advantages of the federal estate tax exclusion?

No.  There is no federal estate tax exclusion for IRA/SEP death proceeds.

29. Will a death benefit payment made after I retire be considered for federal gift tax purposes?

No. A death benefit representing the value of unpaid income payments shall not be considered a transfer for federal gift tax purposes.

30. What are my annual filing requirements?

No reporting forms are required unless you incurred a penalty tax during the year in which case Form 5329 "Return for Individual Retirement Savings Arrangement" must be completed and attached to your Form 1040.

31. Will I receive any information from AAL each year summarizing my previous year SEP contributions?

Yes. After the end of your taxable year (usually in January) AAL will furnish you with the information needed to complete IRS Form 1040. In addition, AAL will furnish the IRS with information on your IRA contribution amounts.

FILENAME IS FV14000

SAVING INCENTIVE MATCH PLAN FOR EMPLOYEES OF SMALL EMPLOYERS
(SIMPLE) INDIVIDUAL RETIREMENT ANNUITY (IRA) DISCLOSURE FORM PLAN
OPERATION AND RESTRICTIONS

Your Savings Incentive Match Plan for Employees of Small Employers (referred to here as a SIMPLE IRA) is issued in accordance with Sections 408(b) and 408(p) of the Internal Revenue Code of 1986, as amended. Contributions (premium payments) are deductible from taxable earnings in accordance with the Code.

You may return your SIMPLE IRA to the AAL Variable Annuity Service Center, Post Office Box 419108, Kansas City, Missouri, 64141-6108, 1-800-778-1762, or one of
its representatives within 10 days after delivery if for any reason you are not satisfied. Upon such return, your SIMPLE IRA shall be void from the beginning, and AAL will refund all premiums paid.

Please read this information carefully. In addition to helping you understand your plan, it also meets federal requirements. It will help you familiarize you with your plan's restrictions and enable you to preserve its unique tax advantages. Further information can be obtained from any district office of the Internal Revenue Service.

1. What is a SIMPLE IRA?

A SIMPLE IRA plan is a written arrangement that provides employers and employees with a simplified way to provide retirement income. You may choose whether to make salary reduction contributions to the SIMPLE IRA plan rather than receiving these amounts as part of your regular compensation. In addition, the employer will contribute matching or nonelective contributions on behalf of eligible employees. Contributions under the plan will be deposited into a SIMPLE IRA established at AAL.

2. Has AAL's SIMPLE IRA been approved by the IRS?

An application for approval as to the form of this AAL SIMPLE IRA has been submitted to the Internal Revenue Service. This approval does not represent a determination on the merits of this SIMPLE IRA.

3. What types of contributions can be made to your SIMPLE IRA?

The only contributions that may be made to your SIMPLE IRA are employee elective deferrals (which are salary reduction contributions made by the employer at the election of you) and employer matching or nonelective contributions. These are the only types of contributions that can be made to a SIMPLE IRA. You are fully vested in SIMPLE IRA contributions when made and your interest in the SIMPLE IRA is nonforfeitable.

The sixty day period immediately preceding January 1 of a calendar year, you must be given the right to enter into a salary reduction agreement for the calendar year, or to modify the existing agreement. During the sixty day period, you have the right to modify your salary reduction agreement without restrictions.

4. How much can you and your employer contribute to a SIMPLE IRA?

Employee elective deferrals shall not exceed the lesser of $6,000 (indexed for inflation) or 100% of your compensation for the calendar year. Your employer generally is required to match your elective deferrals on a dollar for dollar basis, up to a limit of 3% of your compensation for the entire calendar year. The maximum amount that can be contributed to your SIMPLE IRA is $12,000 (a $6,000 deferral made by you, plus a possible $6,000 employer match.) However, for a SIMPLE IRA, the 3% limit on matching contributions by your employer is permitted to be reduced not below 1% provided certain requirements are met.

Instead of making a matching contribution, your employer may make a nonelective contribution to all employees (who have at least $5,000 of compensation for the year) equal to 2% of each eligible employee's compensation for the calendar year. If your employer elects to use a 2% nonelective contribution, you would receive this contribution regardless of whether you make salary reduction contributions for the calendar year. Therefore, consult the details of the terms of your employer's SIMPLE IRA that has been provided to you to determine whether a matching percentage or nonelective contribution is being used in your plan.

Employee contributions must be made within 30 days from the salary deduction.

Employer (matching and nonelective) contributions must be contributed by the employer's tax filing deadline.

5. In what form must contributions to your SIMPLE IRA be made?

Your contribution to the SIMPLE IRA must be in cash and the assets of your SIMPLE IRA cannot be commingled with other property.

6. What is the effect of contributions to a SIMPLE IRA on social security taxes?

Social security taxes apply to contributions made to a SIMPLE IRA. Therefore, it will not reduce social security taxes.

7. Is the full amount of the eligible contribution tax deferred?

Yes. The full amount deducted from your salary will not be subject to income tax until withdrawn from the SIMPLE IRA.

8. Will the growth in my SIMPLE IRA be taxed currently?

The growth in your SIMPLE IRA will be taxed at the time distributions are taken.

9. How long can I continue making contributions to my SIMPLE IRA?

You can continue to make contributions to your SIMPLE IRA as long as you are employed by your present employer and your employer maintains a SIMPLE IRA.

10. What requirements are placed upon the custodian of your SIMPLE IRA?

The custodian of your SIMPLE IRA must be a bank, savings and loan association, credit union, or a person approved by the Secretary of the Treasury. No portion of your SIMPLE IRA may be invested in life insurance contracts. In addition, you may not invest the assets of your SIMPLE IRA in collectibles. A collectible is defined as any work of art, rug, antique, metal, gem, stamp, coin, alcoholic beverage, or any other tangible personal property specified by the Secretary of the Internal Revenue Service. However, for tax years beginning January 1, 1998, IRA assets can be invested in certain platinum coins and in any gold, silver, platinum, or palladium bullion which meets standards set by the Commodity Futures Trading Commission. For these types of investments, the bullion must be in the physical possession of the IRA trustee.

11. How are excess contributions to your SIMPLE IRA dealt with?

Contributions which exceed the maximum allowable contribution limits to your SIMPLE IRA for federal income tax purposes are treated as excess contributions. Any excess contributions made to your SIMPLE IRA are subject to a nondeductible penalty tax of 6% on the excess amount contributed. This penalty tax will be added to your income tax liability for each year the excess contribution remains in your IRA. However, if you make a contribution in excess of your allowable maximum, you may avoid the 6% excess contribution penalty by withdrawing the excess amount by your tax filing deadline for that year. The interest on your excess contribution will be taxable to you for the year the excess contribution was made and may be subject to a 10%% premature distribution penalty tax if you are under 59 1/2.

12. What are the distribution requirements of your SIMPLE IRA?

You cannot keep funds in your SIMPLE IRA indefinitely. Eventually, distributions from your SIMPLE IRA must occur. (See discussion below on rules for distributions.) If you do not receive a distribution, or if you remove an amount that is less than the minimum required distribution for a year, you may have to pay a 50% excise tax on the amount not distributed as required. The requirements for taking a distribution differ, depending on whether you are the SIMPLE IRA owner or the beneficiary of a decedent's SIMPLE IRA.

Generally, distributions from your SIMPLE IRA are taxed like distributions from a traditional IRA. Distributions are includible in your income when removed from the IRA and are taxed as ordinary income.

Distributions from your SIMPLE IRA can be made at any time. Your employer may not require you to retain any portion of the contributions in your SIMPLE IRA or impose any distribution restriction. However, removing amounts from your SIMPLE IRA before the time period allowed by law will result in penalties. If you take a distribution from your SIMPLE IRA during the first two years (beginning on the date on which you first participated in the SIMPLE plan maintained by your employer), you are subject to a 25% excise tax. After two years of participation in the SIMPLE plan and if you are under age 59 1/2 (or fail to meet one of the other exceptions stated below) and take a distribution, you are subject to the 10% premature distribution penalty tax.

The  10%   premature   distribution   penalty  tax  will  not  apply  where  the
distributions are made:
a. on or after the date you attain age 59 1/2,
b. to a beneficiary (or your estate) after your death,
c. because you are totally and permanently disabled,
d. as part of a series of substantially equal periodic payments,
e. unreimbursed medical expenses that exceed 7.5% of AGI,
f. health insurance expenses paid while receiving federal or state unemployment compensation for twelve consecutive weeks,
g. qualified higher education expenses,
h. first time homebuyer ($10,000 lifetime limit).

The exceptions that apply to the 10% premature distribution penalty tax also apply to the 25% excise tax. Therefore, if a distribution from your SIMPLE IRA occurs within the first two years of your participation in the SIMPLE plan, but a stated exception occurs, the 25% excise tax will not apply.

13. What are qualified higher education expenses?

This is an exception to the 10% premature distribution penalty tax for amounts distributed to pay certain post-secondary education expenses such as tuition, fees, books, supplies, equipment, and even room and board in some cases.
Distributions under this exception can be made for yourself, children, grandchildren, or your spouse. Amounts distributed will be subject to ordinary income taxation, but the 10% premature distribution penalty tax will not apply.

14. What is the first time homebuyer exception to the 10% premature distribution penalty tax?

The first time homebuyer exception allows a lifetime limit of $10,000 to be distributed from your IRA to use for the purchase of a home. Generally, you are a first time homebuyer if you had no present ownership in a home during the two year period prior to the purchase. A total lifetime limit of $10,000 can be distributed under this exception for yourself, children, or grandchildren. Amounts distributed will be subject to ordinary income taxation, but the 10% premature distribution penalty tax will not apply.

15. How will I be taxed if I am disabled, or if I have unreimbursed medical expenses totaling over 7.5% of my AGI, or if I pay health insurance premiums for myself, my spouse, or my children while I am receiving unemployment compensation for twelve consecutive weeks?

The distribution is taxable as ordinary income as received and is not subject to the 10% premature distribution penalty tax.

16. If I die before age 59 1/2, is there a tax penalty to my beneficiary?

No, the 10% premature distribution penalty tax does not apply.

17. At what age must distributions begin from your SIMPLE IRA?

You are required to take a minimum distribution from your SIMPLE IRA for the year in which you reach age 70 1/2 and for each following year. You must take your first payout by your required beginning date, April 1 of the year following the attainment of age 70 1/2. The minimum amount that must be distributed each year is equal to the amount obtained by dividing the account balance in your SIMPLE IRA at the end of the prior year (less any required distribution taken between January 1 and April 1 of the year following the year you attain age 70 1/2) by your life expectancy, the joint life expectancy of you and your beneficiary, or the specified payment term, whichever is applicable. If no designated beneficiary is stated, your single life expectancy will be used.

18. What options do you have regarding SIMPLE IRA distributions?

You may choose (within the limits set forth in the distribution rules and AAL's life expectancy recalculation policy) how you want your minimum required distribution structured. If you do not make an election by April 1 following your 70 1/2 year, AAL may: a. make no payment until you give AAL a proper payout request; b. pay your entire SIMPLE IRA to you in a single sum payment; c. determine your minimum required distribution each year based on a single life expectancy and pay those distributions to you.

19. What other rules must distributions from SIMPLE IRAs satisfy?

Distributions from your SIMPLE IRA must satisfy the special incidental death benefit rules of the Internal Revenue Code. These provisions provide certain limitations on the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse, your beneficiary will generally be considered to be no more than 10 years younger than you for the purpose of calculating the minimum amount that must be distributed.

20. What distribution rules apply to the SIMPLE IRA upon your death?

If you die before receiving the entire balance of your SIMPLE IRA, distribution of your remaining balance is subject to several rules. If you die on or after your required beginning date, distributions must continue in a method at least as rapid as under the method of distribution in effect at your death. If you die before your required beginning date, your remaining interest will, at the election of your beneficiary or beneficiaries:

a. be distributed by 12/31 of the year containing the fifth anniversary of your death, or b. be distributed in equal or substantially equal payments over the life or life expectancy of your designated beneficiary or beneficiaries.

Your beneficiary must make an election by 12/31 of the year following the year of your death. If no election is made, distribution will be made in accordance with 20b if the beneficiary is your surviving spouse, and in accordance with 20a if your beneficiary is not your surviving spouse. In the case of distributions under 20b, distributions must commence by 12/31 of the year following the year of your death. If your spouse is the beneficiary, distributions need not commence until 12/31 of the year you would have attained age 70 1/2 , if later.

21. What are the tax implications of establishing a SIMPLE IRA?

Contributions to your SIMPLE IRA are excludable from federal income tax and are not subject to federal income tax withholding. Elective deferrals under your SIMPLE IRA are subject to tax under FICA, FUTA, and the Railroad Retirement Act. Matching and nonelective contributions to your SIMPLE IRA are not subject to federal income tax, FICA, FUTA, or the Railroad Retirement Act taxes. In addition, no income tax deduction is allowed for amounts contributed (either as elective deferrals or employer contributions) to your SIMPLE IRA. Earnings from your SIMPLE IRA are not subject to tax until a distribution is made. Employer SIMPLE IRA contributions will not be taxable to you until a distribution from your SIMPLE IRA occurs.

Participation in a SIMPLE IRA makes you an active participant for purposes of determining whether you can deduct contributions to a traditional IRA.

22. Does my beneficiary receive the advantages of the federal estate tax exclusion?

No, there is no federal estate tax exclusion for IRA death proceeds.

23. Will a death benefit payment made after I retire be considered for federal gift tax purposes?

No, a death benefit representing the value of unpaid income payments shall not be considered a transfer for federal gift tax purposes.

24. What are the tax implications of performing a rollover from a SIMPLE IRA?

Tax free rollovers may be made from one SIMPLE IRA to another. The rollover rules that apply to traditional IRAs also apply to SIMPLE IRAs. A proper SIMPLE IRA to SIMPLE IRA rollover is completed if all or part of the distribution is rolled over not later than sixty days after the distribution is received. You may roll the same dollars only once every twelve months. To perform a proper rollover, you must designate in writing to AAL your election to treat the contribution as a rollover. However, once this rollover election is made, it is irrevocable.

Rollovers from your SIMPLE IRA to your traditional IRA can occur without penalty if you have attained age 59 1/2 or two years have passed since you first participated in the SIMPLE IRA plan. The rollover transaction must be completed within sixty days after the distribution is received. You may rollover the same dollars only once every twelve months.

Except for any rollover transaction, any distribution from your SIMPLE IRA is subject to federal income tax withholding.

25. What tax penalties occur if a prohibited transaction occurs?

If you or your beneficiary engage in a prohibited transaction with your SIMPLE IRA, your SIMPLE IRA will lose its tax exempt status and you must include the value of your IRA in your gross income for that taxable year. If you or your beneficiaries engage in a prohibited transaction with any disqualified person (your fiduciary and family members such as your spouse, ancestor, lineal descendant, and any spouse of a lineal descendant) your SIMPLE IRA will lose its exemption from tax. Some examples of prohibited transactions with an IRA are: borrowing money from it, selling, exchanging, or leasing property, receiving unreasonable compensation for managing the IRA, using it as security for a loan, and buying property for personal use with IRA funds. You must include in gross income, for the taxable year during which you or your beneficiary engages in the prohibited transaction, the fair market value of the IRA. You must use the fair market value of the assets as of the first day of the year you engaged in the prohibited transaction. You may also be subject to the 10% premature distribution penalty tax.

If any penalty or excise tax provisions apply, you must file IRS Form 5329, Additional Taxes Attributable To Qualified Retirement Plans.

26. Can a SIMPLE IRA be transferred under a divorce decree?

Yes. This transfer is not taxable. The SIMPLE IRA shall then be owned by your former spouse.

27. Must I tell AAL if I have another SIMPLE IRA?

Yes. Adjustments will have to be made if the total contribution to this contract and all others exceeds the limitation of the SIMPLE IRA.

28. Must I furnish AAL with information to help with reporting requirements?

Yes. The government requires that AAL report certain activities. AAL will contact you periodically to get the information needed for this reporting to assure the qualified status of your SIMPLE IRA.

29. What are my annual filing requirements?

Your employer will report the contributions made to your SIMPLE IRA on a W-2.

30. Will I receive any information from AAL each year summarizing my previous year SIMPLE IRA contributions and distributions?

Yes. After the end of your taxable year (usually in January) AAL will furnish you with information needed to complete IRS Form 1040.

FILENAME IS FV14091

ROTH INDIVIDUAL RETIREMENT ANNUITY (IRA) DISCLOSURE FORM PLAN
OPERATION AND RESTRICTIONS

Your Roth Individual Retirement Annuity (referred to here as Roth IRA) is issued in accordance with Section 408(b) and 408A of the Internal Revenue Code of 1986, as amended. Contributions (premium payments) are not deductible from taxable earnings.

You may return your Roth IRA to the AAL Variable Annuity Service Center, Post Office Box 419108, Kansas City, Missouri, 64141-6108, 1-800-778-1762, or one of
its representatives within 10 days after delivery if for any reason you are not satisfied. Upon such return, your Roth IRA shall be void from the beginning, and AAL shall refund all premiums paid.

Please read this information carefully. In addition to helping you understand your Roth IRA, it also meets federal requirements. It will help familiarize you with the Roth IRA restrictions and enable you to preserve its unique tax advantages. Further information can be obtained from any district office of the Internal Revenue Service.

1. What is a Roth IRA?

The Roth IRA was created by the Taxpayer Relief Act of 1997 so money can be set aside for retirement in an individual retirement plan. Contributions are not tax deductible. To be eligible to contribute to a Roth IRA, your Adjusted Gross Income (AGI) must be below a certain level. Distributions from a Roth IRA are tax free provided you satisfy the requirements of a "qualified distribution."

2. Have AAL's Roth IRA contracts been approved by the IRS?

No. AAL's Roth IRAs have been submitted to the Internal Revenue Service for approval. The approval is only as to the forms of the contract and does not represent a determination of the merits of the Roth IRA.

3. Who is eligible?

If you have AGI under the applicable dollar amount, you are eligible to establish and contribute to a Roth IRA. It does not matter whether you or your spouse is an active participant in an employer sponsored retirement plan to be eligible for a Roth IRA. The active participant rules that apply to IRAs do not apply to Roth IRAs.

4. What is AGI?

Generally, AGI is the amount reported on the bottom line on the front of your Form 1040 personal income tax return. Your AGI includes any taxable social security benefits and reflects the limitations on any passive activity losses. Also, AGI is not reduced by any foreign earned income exclusion or foreign housing exclusion, or by any deductible traditional IRA contributions.

5. What is the AGI "applicable dollar amount"?

Single filers with AGI under $95,000 and joint filers with AGI under $150,000 are eligible to make a full contribution to a Roth IRA. Single filers with AGI between $95,000 and $110,000, and joint filers with AGI between $150,000 and $160,000 are allowed a limited contribution to a Roth IRA. This is called the 'phase out' range. Single filers with AGI above $110,000 and joint filers with AGI above $160,000 are not eligible to contribute to a Roth IRA.

6. How much can I contribute to a Roth IRA?

If your AGI falls below the lowest applicable dollar amount, you are eligible to make a $2,000 contribution to a Roth IRA. If your AGI falls between the phase out range, you are eligible to make a contribution of less than $2,000. If your AGI is above the highest applicable dollar amount, you cannot contribute to a Roth IRA in that year.

Generally, you can annually contribute up to a maximum of $2,000 ($4,000 for joint filers) of earned income into a Roth IRA, less any contributions to all others IRAs in that year. In no case can contributions to all of your other IRAs and/or Roth IRAs for a taxable year exceed $2,000 ($4,000 for joint filers).

7. Are there any administrative charges on my Roth IRA contribution?

No. The contributions you make to your Roth IRA are not reduced by any administrative charges or fees. Thus, your entire contribution is added to your Roth IRA to earn interest.

8. Can my spouse establish a separate Roth IRA?

Yes, your spouse can establish a Roth IRA. However, the maximum amount that can be contributed to both of your Roth IRAs is the lesser of $4,000 or combined earned income.

9. Can I establish a Roth IRA for my non-working spouse?

You may establish a Roth IRA for your spouse provided your spouse does not make their own contribution to a Roth IRA. The maximum amount that can be contributed to a Roth IRA is the lesser of $4,000 or the combined earned income of both spouses. Remember, the $4,000 contribution limit is reduced by any contributions made to other IRAs.

10. Can a divorced spouse with no earned income have a Roth IRA?

Yes, all taxable alimony will be considered earned income for Roth IRA contributions. The divorced, non-working spouse can contribute and deduct 100% of alimony up to $2,000.

11. What is the effect of contributions to a Roth IRA on Social Security taxes?

Social Security taxes apply to contributions made to a Roth IRA. Therefore, it will not reduce Social Security taxes.

12. Can I establish my Roth IRA after the end of my taxable year?

Yes. A Roth IRA must be established and contributions made by your tax filing date, normally, April 15. Tax filing extensions do not allow contributions to be made after your tax filing deadline.

13. Must I tell AAL if I have another Roth IRA?

Yes, adjustments will have to be made if the total contribution to this contract and all others exceeds the limitation for a Roth IRA. Contributions to all other IRAs are included in the above limitations.

14. Can I increase or decrease my contributions in future years?

Yes, as long as you don't exceed the limitations of your Roth IRA in any taxable year.

15. What if I contribute too much in a given year to my Roth IRA?

You will be subject to a 6% excise tax on excess amounts. The 6% excise tax is avoided if an amount equal to the excess (plus interest) is removed prior to your income tax filing deadline. The interest will be taxable to you for the year the contributions was made. Form 6535 "Change Contribution" is enclosed for this purpose.

16. How long can I continue making contributions to my Roth IRA?

You can continue to make contributions as long as you or your spouse has earned income. Contributions to a Roth IRA can be made after you reach age 70 1/2, if you or your spouse has earned income.

17. Will the growth in my Roth IRA be taxed currently?

No. This is another tax advantage which enables you to accumulate money for retirement.

18. Can I withdraw funds from my Roth IRA?

Yes, but several rules apply. Generally, cost basis (total contributions to the Roth IRA) can be removed at any time without penalty or income tax. This means you can remove your contributions to a Roth IRA at any time, for any reason, without adverse tax consequences. However, this rule is different for amounts converted from a traditional IRA to a Roth IRA. See question 25. AAL withdrawal charges may still apply.

19. What are "qualified distributions" from a Roth IRA?

The major advantage of a Roth IRA compared to other IRAs is that a qualified distribution from a Roth IRA is tax free. Upon receiving a qualifying distribution from a Roth IRA, the amount received will not be included in your gross income. A qualified distribution is any distribution made after the five year holding period AND: on or after you attain age 59 1/2, or after your death, or you are disabled, or you are a first time homebuyer (subject to a $10,000 lifetime distribution limit). If the Roth IRA has been held for five years and any one of the four triggering events has occurred, you can receive a tax free distribution from your Roth IRA.

20. How does the five year holding period work?

To meet the requirement for a qualified distribution, you must satisfy the Roth IRA five year holding period rule. For contributions, the five year holding period is based on tax years. For example, if you made a contribution to your Roth IRA on 1/1/98 or 12/31/98, both holding periods would begin in 1998. The date of the actual contribution is not important for tracking the five year holding period, you need to focus on the year in which the contribution was made. Also, if you make a contribution for a Roth IRA by the tax filing deadline, this can be considered a contribution for the previous tax year. However, you must make an election to have a contribution count for the previous tax year. In such a case, the five year holding period begins to run with the tax year to which the contribution relates, not the year in which the contribution is actually made.

Please be aware that you will have a separate five year holding period for any conversions from a traditional IRA to a Roth IRA. See questions 22 - 25 for details on conversions.

What happens if I do not meet the requirements for a qualified distribution, but still remove funds from my Roth IRA?

Any distributions which do not meet the requirements of a qualified distribution are first considered to be a return of cost basis (total contributions made to a Roth IRA). Any distributions over and above the amount of cost basis which are not qualified distributions will be taxed to you as ordinary income and be subject to the 10% premature distribution federal tax penalty, unless you meet an exception. See question 26.

22. Can I convert my traditional IRA to a Roth IRA?

Yes, if you have AGI of $100,000 or under, you can convert a traditional IRA into a Roth IRA. In addition, if you are married, you must be a joint filer to be eligible for the conversion. A traditional IRA is considered any deductible or nondeductible IRA you currently own. SEPs, SIMPLEs, and qualified retirement plans cannot be converted to a Roth IRA. Qualified retirement plans, such as your 401(k) plan, can be rolled to a traditional IRA and then converted into a Roth IRA. The amount being converted from a traditional IRA is not included in the $100,000 aggregate limit.

23. What other rules apply to conversions?

A conversion of a traditional IRA to a Roth IRA is a taxable event. It is considered a distribution of the traditional IRA's cash value. Therefore, you must include in income the taxable portion of the conversion amount. If the conversion takes place in 1998, you must prorate the taxable income from the distribution over the next four years (1998, 1999, 2000, and 2001). If the conversion occurs after 1998, all of the income caused by the conversion must be included in that year. The four year spread out of income only applies to conversions made in 1998.

In addition, the five year holding period for conversions begins from the year of the conversion.

24. Does the 10% premature distribution penalty apply upon conversion?

No. The penalty will not apply. However, the penalty will apply to that amount distributed from the traditional IRA but not converted into the Roth IRA.

25. After I convert my traditional IRA to a Roth IRA can I withdraw my cost basis from the Roth IRA without adverse tax consequences?

Probably not. After tax bills are passed, Congress often makes changes to the laws to clarify any provisions that may not have been interpreted as Congress planned. Near the end of 1997, Congress has created proposed technical corrections to the Taxpayer Relief Act of 1997. However, Congress adjourned for the 1997 year and may not make the proposed technical corrections final until sometime in 1998.

Based on the proposed technical corrections, you should not plan on converting your traditional IRA to a Roth IRA and then attempt to withdraw your cost basis from the Roth IRA without penalty. The proposed technical corrections would impose a 10% penalty if you withdrew funds from your Roth IRA shortly after conversion. In addition, you would be subject to the 10% premature distribution penalty tax if you do not meet one of the exceptions stated in question 26. Therefore, you may be subject to a total tax of 20% if you remove funds from the Roth IRA after conversion.

26. What are the exceptions to the 10% premature distribution penalty tax for a Roth IRA?

The exceptions to the 10%% premature distribution penalty tax for the Roth IRA are the same as the exceptions for traditional IRAs: attainment of age 59 1/2, death, disability, substantially equal periodic payments, health insurance premiums for unemployed individuals, unreimbursed medical expenses that exceed 7.5% of gross income, qualified higher education expenses, and first time homebuyer expenses.

27. What are qualified higher education expenses?

This is an exception to the 10% premature distribution penalty tax for amounts distributed to pay certain post-secondary education expenses such as tuition, fees, books, supplies, equipment, and even room and board in some cases.
Distributions under this exception can be made for yourself, children, grandchildren, or your spouse. Amounts distributed from the Roth IRA will still be subject to ordinary income taxation, but the 10% premature distribution penalty tax will not apply.

28. What is the first time homebuyer exception?

The first time homebuyer exception allows a lifetime limit of $10,000 to be distributed from a Roth IRA to use for the purchase of a home. Generally, you are a first time homebuyer if you had no present ownership in a home during the two year period prior to the purchase. A total lifetime limit of $10,000 can be distributed under this exception for yourself, children, or grandchildren.

The amount distributed for a first time homebuyer from a Roth IRA can be either taxable or tax free depending upon whether the Roth IRA has been held for five years. For example, if the Roth IRA has met the five year holding period requirement, a first time homebuyer is a triggering event which allows a lifetime limit up to $10,000 to be distributed tax free. However, if the Roth IRA did not meet the five year holding period requirement, and a distribution occurs, the total amount distributed would be taxable at ordinary income rates. In both cases, the 10% premature distribution penalty would not apply.

29. How will I be taxed if I am disabled, if I have medical expenses totaling over 7.5% of my gross income, and if I pay health insurance premiums for myself, my spouse, or my dependents and take the money before age 59 1/2?

The distribution is taxable as ordinary income as received and is not subject to the 10% premature distribution penalty tax. This applies if a medical opinion states that you are disabled and are unable to earn an income because of physical or mental hardship which is expected to result in death or to be of indefinite length.

30. If I die before age 59 1/2, is there a tax penalty to my beneficiary?

No. The 10% premature distribution penalty tax does not apply and your beneficiary will have to begin receiving a distribution within five years after your death. However, there are exceptions to the five year rule.

31. Can I pledge a part or all of my Roth IRA as collateral for a loan?

No. This is considered a prohibited transaction and the amount in question is taxable as ordinary income to you.

32. When can I get the retirement benefits?

You can remove the funds from your Roth IRA tax free if you satisfy the requirements for a qualified distribution. Even if you do not satisfy the qualified distribution rules, generally, you can remove cost basis at any time from your Roth IRA without any adverse tax consequences. AAL withdrawal charges may still apply.

33. What is the latest age I must begin to take benefits from my Roth IRA?

No benefits are required to be paid while you are alive. The IRA rules that require you to take a distribution by April 1 after you reach age 70 1/2, do not apply to Roth IRAs. However, after your death, distributions must be taken by your beneficiary.

34. Does my beneficiary receive the advantage of the federal estate tax exclusion?

No.  There is no federal estate tax exclusion for Roth IRA death proceeds.

35. Must I furnish AAL with information to help with the reporting requirements?

Yes. The government requires that AAL report certain activities. AAL will contact you periodically to get the information needed for this reporting to assure the qualified status of your Roth IRA.

36. What are my annual filing requirements?

In most instances your Roth IRA contributions need only be indicated on IRS Form 1040 and filed with the Internal Revenue Service. No additional reporting forms are required unless you incurred a penalty tax during the year.

37. Will I receive any information from AAL each year summarizing my previous year Roth IRA contributions?

Yes. After the end of your taxable year (usually in January) AAL will furnish you with the information needed to complete IRS Form 1040. In addition, AAL will furnish the IRS with information on your Roth IRA contribution amounts.

FILENAME IS FV3406F

INDIVIDUAL RETIREMENT ANNUITY (IRA) FINANCIAL DISCLOSURE FORM

AN IRA IS INTENDED TO ENHANCE YOUR FINANCIAL INDEPENDENCE DURING YOUR RETIREMENT YEARS. THIS INFORMATION HAS BEEN PREPARED TO HELP YOU UNDERSTAND YOUR PLAN AND BE SURE IT TRULY SATISFIES YOUR NEEDS. THE FOLLOWING INFORMATION SHOULD BE REVIEWED CAREFULLY BEFORE YOU ACCEPT YOUR PLAN.

YOUR IRA CONTRIBUTIONS WILL BE ALLOCATED TO THE FIXED ACCOUNT AND/OR TO SUBACCOUNTS IN ACCORDANCE WITH YOUR INSTRUCTIONS. EACH SUBACCOUNT OF THE VARIABLE ACCOUNT CURRENTLY INVESTS IN A SPECIFIC PORTFOLIO OF THE AAL VARIABLE PRODUCT SERIES FUND, INC. SUBACCOUNTS OF THE VARIABLE ACCOUNT AND THE CORRESPONDING PORTFOLIOS IN WHICH THEY INVEST ARE AS FOLLOWS: (1) THE LARGE COMPANY STOCK SUBACCOUNT, (2) THE SMALL COMPANY STOCK SUBACCOUNT, (3) THE BOND SUBACCOUNT, (4) THE BALANCED SUBACCOUNT, AND (5) THE MONEY MARKET SUBACCOUNT.

THE FUTURE VALUE OF EACH SUBACCOUNT YOU SELECT WILL FLUCTUATE TO REFLECT THE INVESTMENT EXPERIENCE OF THAT SUBACCOUNT. THE FUTURE VALUE OF ANY SUBACCOUNT YOU SELECT IS NOT GUARANTEED AND CANNOT BE PROJECTED. EARNINGS RECEIVED BY A SUBACCOUNT FROM THE INVESTMENT IN ANY PORTFOLIO WILL BE REINVESTED IN ADDITIONAL SHARES OF THAT PORTFOLIO.

THE FOLLOWING CHARGES WILL APPLY TO YOUR IRA: (1) AN ANNUAL CERTIFICATE MAINTENANCE CHARGE OF $25. THIS CHARGE WILL BE WAIVED IF THE SUM OF PREMIUM RECEIVED BY AAL, LESS THE SUM OF ANY WITHDRAWALS AND WITHDRAWAL CHARGES FROM THE CERTIFICATE, IS $5,000 OR MORE AT THE TIME THE CHARGE WOULD OTHERWISE BE MADE;
(2) A $10 TRANSFER CHARGE ON THE THIRD AND EACH SUBSEQUENT TRANSFER FROM A SUBACCOUNT TO ANOTHER SUBACCOUNT OR THE FIXED ACCOUNT DURING THE CERTIFICATE;
(3) WITHDRAWAL OR SURRENDER CHARGES IF THE WITHDRAWAL OR SURRENDER IS MADE DURING THE FIRST 7 CERTIFICATE YEARS. THE WITHDRAWAL OR SURRENDER CHARGE IS A
PERCENTAGE OF THE AMOUNT WITHDRAWN OR SURRENDERED. FOR THE FIRST CERTIFICATE YEAR, THE CHARGE IS 7% OF THE AMOUNT WITHDRAWN OR SURRENDERED DURING THE CERTIFICATE YEAR. THIS PERCENTAGE CHARGE DECREASES THEREAFTER BY 1% ON EACH CERTIFICATE ANNIVERSARY DATE. WITHDRAWAL AND SURRENDER CHARGES DO NOT APPLY TO WITHDRAWALS IN A CERTIFICATE YEAR OF UP TO 10% OF THE ACCUMULATED VALUE OF THE CERTIFICATES VALUE EXISTING AT THE TIME OF THE FIRST WITHDRAWALS IN THE CERTIFICATE YEAR; (4) A MORTALITY AND EXPENSE RISK CHARGE AT AN ANNUAL RATE OF 1.25% OF THE AVERAGE DAILY NET ASSETS OF EACH SUBACCOUNT; (5) AN INVESTMENT ADVISORY FEE EQUAL TO AN ANNUAL RATE OF 0.35% OF THE AGGREGATE AVERAGE DAILY NET ASSETS OF EACH P0RTFOLIO UP TO $250,000,000 AND 0.30% OF AMOUNT IN EXCESS THEREOF. SEE YOUR PROSPECTUS FOR ADDITIONAL INFORMATION ON THE ABOVE CHARGES.

IF YOU ELECT TO ALLOCATE SOME OR ALL OF YOUR IRA CONTRIBUTIONS TO THE FIXED ACCOUNT, THE FOLLOWING FINANCIAL PROJECTIONS WILL APPLY TO THOSE CONTRIBUTIONS. THESE PROJECTIONS DO NOT APPLY TO ANY CONTRIBUTIONS ALLOCATED TO THE SUBACCOUNTS OF THE VARIABLE ACCOUNT. IT IS IMPORTANT TO NOTE THAT ALL CASH VALUES SHOWN ASSUME A SINGLE PAYMENT OF $1,000 IS MADE INTO THE FIXED ACCOUNT ON THE FIRST DAY OF THE CERTIFICATE YEAR. YOUR ACTUAL IRA FIXED ACCOUNT PLAN VALUE WILL DIFFER FROM THE FOLLOWING BECAUSE OF SUCH THINGS AS THE METHOD OF PAYMENT SELECTED AND THE PREMIUM CONTRIBUTION.

ISSUE AGE           FIXED ACCOUNT        TOTAL                 TOTAL
                    GUARANTEED           FIXED ACCOUNT         FIXED ACCOUNT
END OF YEAR         CASH VALUE           CASH VALUE            WITHDRAWAL VALUE

AT YOUR AGE

THE FIGURES SHOWN ABOVE IN THE TOTAL FIXED ACCOUNT CASH VALUE AND TOTAL

FIXED ACCOUNT WITHDRAWAL VALUE COLUMNS ARE BASED ON AAL'S CURRENT INTEREST
RATE OF      %.  THESE FIGURES ARE SHOWN FOR ILLUSTRATION PURPOSES ONLY AND
ARE NOT GUARANTEED. ANY FUTURE CHANGES IN INTEREST RATES DECLARED BY AAL WILL CHANGE THESE FIGURES.

V3406F

FILENAME IS FV3406S

RETIREMENT ANNUITY (IRA) FINANCIAL DISCLOSURE FORM

AN IRA IS INTENDED TO ENHANCE YOUR FINANCIAL INDEPENDENCE DURING YOUR RETIREMENT YEARS. THIS INFORMATION HAS BEEN PREPARED TO HELP YOU UNDERSTAND YOUR PLAN AND BE SURE IT TRULY SATISFIES YOUR NEEDS. THE FOLLOWING INFORMATION SHOULD BE REVIEWED CAREFULLY BEFORE YOU ACCEPT YOUR PLAN.

YOUR IRA CONTRIBUTIONS WILL BE ALLOCATED TO THE FIXED ACCOUNT AND/OR TO SUBACCOUNTS IN ACCORDANCE WITH YOUR INSTRUCTIONS. EACH SUBACCOUNT OF THE VARIABLE ACCOUNT CURRENTLY INVESTS IN A SPECIFIC PORTFOLIO OF THE AAL VARIABLE PRODUCT SERIES FUND, INC. SUBACCOUNTS OF THE VARIABLE ACCOUNT AND THE CORRESPONDING PORTFOLIOS IN WHICH THEY INVEST ARE AS FOLLOWS: (1) THE LARGE COMPANY STOCK SUBACCOUNT, (2) THE SMALL COMPANY STOCK SUBACCOUNT, (3) THE BOND SUBACCOUNT, (4) THE BALANCED SUBACCOUNT, AND (5) THE MONEY MARKET SUBACCOUNT.

THE FUTURE VALUE OF EACH SUBACCOUNT YOU SELECT WILL FLUCTUATE TO REFLECT THE INVESTMENT EXPERIENCE OF THAT SUBACCOUNT. THE FUTURE VALUE OF ANY SUBACCOUNT YOU SELECT IS NOT GUARANTEED AND CANNOT BE PROJECTED. EARNINGS RECEIVED BY A SUBACCOUNT FROM THE INVESTMENT IN ANY PORTFOLIO WILL BE REINVESTED IN ADDITIONAL SHARES OF THAT PORTFOLIO.

THE FOLLOWING CHARGES WILL APPLY TO YOUR IRA: (1) AN ANNUAL CERTIFICATE MAINTENANCE CHARGE OF $25. THIS CHARGE WILL BE WAIVED IF THE SUM OF PREMIUM RECEIVED BY AAL, LESS THE SUM OF ANY WITHDRAWALS AND WITHDRAWAL CHARGES FROM THE CERTIFICATE, IS $5,000 OR MORE AT THE TIME THE CHARGE WOULD OTHERWISE BE MADE;
(2) A $10 TRANSFER CHARGE ON THE THIRD AND EACH SUBSEQUENT TRANSFER FROM A SUBACCOUNT TO ANOTHER SUBACCOUNT OR THE FIXED ACCOUNT DURING THE CERTIFICATE;
(3) WITHDRAWAL OR SURRENDER CHARGES IF THE WITHDRAWAL OR SURRENDER IS MADE DURING THE FIRST 7 CERTIFICATE YEARS. THE WITHDRAWAL OR SURRENDER CHARGE IS A
PERCENTAGE OF THE AMOUNT WITHDRAWN OR SURRENDERED. FOR THE FIRST CERTIFICATE YEAR, THE CHARGE IS 7% OF THE AMOUNT WITHDRAWN OR SURRENDERED DURING THE CERTIFICATE YEAR. THIS PERCENTAGE CHARGE DECREASES THEREAFTER BY 1% ON EACH CERTIFICATE ANNIVERSARY DATE. WITHDRAWAL AND SURRENDER CHARGES DO NOT APPLY TO WITHDRAWALS IN A CERTIFICATE YEAR OF UP TO 10% OF THE ACCUMULATED VALUE OF THE CERTIFICATES VALUE EXISTING AT THE TIME OF THE FIRST WITHDRAWALS IN THE CERTIFICATE YEAR; (4) A MORTALITY AND EXPENSE RISK CHARGE AT AN ANNUAL RATE OF 1.25% OF THE AVERAGE DAILY NET ASSETS OF EACH SUBACCOUNT; (5) AN INVESTMENT ADVISORY FEE EQUAL TO AN ANNUAL RATE OF 0.35% OF THE AGGREGATE AVERAGE DAILY NET ASSETS OF EACH P0RTFOLIO UP TO $250,000,000 AND 0.30% OF AMOUNT IN EXCESS THEREOF. SEE YOUR PROSPECTUS FOR ADDITIONAL INFORMATION ON THE ABOVE CHARGES.

IF YOU ELECT TO ALLOCATE SOME OR ALL OF YOUR IRA CONTRIBUTIONS TO THE FIXED ACCOUNT, THE FOLLOWING FINANCIAL PROJECTIONS WILL APPLY TO THOSE CONTRIBUTIONS. THESE PROJECTIONS DO NOT APPLY TO ANY CONTRIBUTIONS ALLOCATED TO THE SUBACCOUNTS OF THE VARIABLE ACCOUNT. IT IS IMPORTANT TO NOTE THAT ALL CASH VALUES SHOWN ASSUME A SINGLE PAYMENT OF $1,000 IS MADE INTO THE FIXED ACCOUNT ON THE FIRST DAY OF THE CERTIFICATE YEAR. YOUR ACTUAL IRA FIXED ACCOUNT PLAN VALUE WILL DIFFER FROM THE FOLLOWING BECAUSE OF THE PREMIUM CONTRIBUTION.

ISSUE AGE            FIXED ACCOUNT        TOTAL                 TOTAL
                     GUARANTEED           FIXED ACCOUNT         FIXED ACCOUNT
END OF YEAR          CASH VALUE           CASH VALUE            WITHDRAWAL VALUE

AT YOUR AGE

THE FIGURES SHOWN ABOVE IN THE TOTAL FIXED ACCOUNT CASH VALUE AND TOTAL FIXED ACCOUNT WITHDRAWAL VALUE COLUMNS ARE BASED ON AAL'S CURRENT INTEREST

RATE OF      %.  THESE FIGURES ARE SHOWN FOR ILLUSTRATION PURPOSES ONLY AND
ARE NOT GUARANTEED. ANY FUTURE CHANGES IN INTEREST RATES DECLARED BY AAL WILL CHANGE THESE FIGURES.

V3406S